UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2007

ABRAXIS BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-33407	68-0389419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11755 Wilshire Boulevard, Suite 2000

Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(310) 883-1300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The attached Exhibit 99.1 to this Current Report on Form 8-K is a revised version of the May 10, 2007 press release of Abraxis BioScience, Inc. (the “Company”) announcing its financial results for the quarter ended March 31, 2007, which is being furnished (but not filed) and is incorporated herein by reference. The revised press release corrects understated amounts for depreciation and amortization in the “Consolidated Statements of Operating Highlights by Segment” tables for the quarters ended March 31, 2007 and 2006. The revised press release contains no financial or other changes from the original press release.

The Company also refers to the correct depreciation and amortization amounts reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, which was filed with the Securities and Exchange Commission on May 10, 2007.

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), the Company presented certain non-GAAP financial measures, including adjusted net income per diluted share which is comprised of reported diluted earnings per share excluding the impact of non-cash amortization of merger-related intangible assets, direct merger and transaction-related costs, non-cash stock compensation expense, minority interests and non-cash amortization of acquired intangible assets. The Company believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors in understanding the underlying operating performance of the Company and facilitates additional analysis by investors. The Company also uses these non-GAAP financial measures internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance calculated in accordance with GAAP. A reconciliation of GAAP net income to adjusted net income is included in the press release.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
99.1	Revised press release issued by Abraxis BioScience, Inc., dated May 11, 2007

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXIS BIOSCIENCE, INC.

Date: May 11, 2007	By:	/s/ Lisa Gopalakrishnan
Lisa Gopalakrishnan
Chief Financial Officer

Index to Exhibits

Exhibit	Description
99.1	Revised press release issued by Abraxis BioScience, Inc., dated May 11, 2007